OPERATING AGREEMENT
OF
WBLS-WLIB LLC
an Indiana Limited Liability Company

This OPERATING AGREEMENT is made as of ________________, 2014 (the “Effective Date”) by and among the undersigned Members of WBLS-WLIB LLC, an Indiana limited liability company (the “Company”).
R E C I T A L S
A.    The Company was formed by the filing of the Articles of Organization with the Indiana Secretary of State on _____________, 2014 (the “Formation Date”).
B.    The Members desire to set forth in this Agreement the terms and conditions governing (i) the appointment of Emmis Operating Company (“Manager”) as the sole Manager of the Company; and (ii) the ownership, management and operation of the Company.
AGREEMENT
For and in consideration of their mutual covenants set forth in this Agreement, the parties hereby agree as follows:
Article 1
FORMATION OF COMPANY

1.1    Formation. On the Formation Date, the Company was organized as an Indiana limited liability company pursuant to the Act. The Articles of Organization of the Company are hereby adopted and incorporated by reference in this Agreement.
1.2    Name. The name of the Company is “WBLS-WLIB LLC” (referred to herein as the “Company”).
1.3    Principal Place of Business. The initial principal place of business of the Company shall be the office of the Manager. The Company may locate its principal place of business and registered office at any other place or places as the Manager may from time to time deem advisable.
1.4    Term. The term of the Company shall be perpetual from the Formation Date, unless the Company is earlier dissolved in accordance with the provisions of this Agreement or the Act.

1.5    Intent. It is the intent of the Members that the Company shall always be operated in a manner consistent with its treatment as a “partnership” for federal and state income tax purposes.
1.6    Statutory Agent. The statutory agent for service of process in Indiana shall be J. Scott Enright, c/o Emmis Communications Corporation, 40 Monument Circle, Suite 700, Indianapolis, IN 46204, or such other Person as the Manager shall from time to time designate.
1.7    Purpose. The Company was formed for the primary purpose of acquiring, operating, holding, directly or indirectly, and selling the assets and Federal Communications Commission licenses of radio broadcast stations WBLS-FM, New York, New York, and WLIB(AM), New York, New York. The Company may engage in any and all manner of activity the Manager determines is reasonable or prudent in furtherance of the foregoing.
Article 2
PURCHASE AGREEMENT
2.1    Issuance of Interests. In connection with the First Closing, in consideration of the Capital Contributions described in Section 3.1, YMF will be issued the number and type of Units set forth on Schedule A hereto and the total capitalization of the Company shall be as set forth on Schedule A hereto.
2.2    YMF Redemption. Under the Purchase Agreement and Article 12 hereof, YMF and the Initial Member have irrevocably committed to complete the YMF Redemption on the date of the Second Closing.
Article 3
CAPITAL CONTRIBUTIONS
3.1    Capital Contributions. The Members have made Capital Contributions (each a “Capital Contribution”) to the Company. The Initial Member’s Capital Contribution was made by its contribution of its undivided interest in the assets of the Seller acquired pursuant to the Purchase Agreement on the date hereof. In connection with the Purchase Agreement, YMF and YMF Licensee are, as of the date hereof, contributing to the Company as Capital Contributions their respective rights and obligations as the Licensee under the LMA and their respective rights to receive the remainder of the Purchase Price under the Purchase Agreement in exchange for YMF’s right to receive the YMF Redemption Price. Notwithstanding the foregoing contributions, nothing in this Operating Agreement shall vary the rights and obligations of the parties under the Purchase Agreement. No Member shall have any obligation to make any additional Capital Contribution. To the extent a Member makes additional Capital Contributions, the Manager may issue additional Units to such Member, provided that no issuance of any additional Units shall alter or reduce the YMF Redemption Price.
3.2    Withdrawal or Return of Capital. No Member shall have the right to withdraw its Capital Contributions or to demand and receive property of the Company or any interest or distribution of its Capital Contributions, except as specifically provided in this Agreement, or required by law.
3.3    Capital Accounts. A separate Capital Account shall be maintained for each Member in accordance with Code Section 704(b) and Regulations Section 1.704-1(b)(2)(iv). Each Member’s Capital Account shall be increased by:
3.3.1    such Member’s Capital Contributions;
3.3.2    such Member’s distributive share of profits and any items of income or gain that are specially allocated pursuant to Sections 4.2 and 4.3 to such Member; and
3.3.3    the amount of any Company liabilities that are assumed by such Member (not including increases in such Member’s share of Company liabilities pursuant to Section 752(a) of the Code or that are secured by any Company property distributed to such Member and excluding assumed liabilities that have been taken into account in computing the Net Asset Value of any Company property distributed to such Person).
Each Member’s Capital Account will be decreased by:
3.3.4    the amount of any cash, other than the LMA Payments to YMF, which are guaranteed payments, and the Net Asset Value of any other Company property distributed to such Member pursuant to any provision of this Agreement (excluding decreases in such Member’s share of Company liabilities pursuant to Section 752(b) of the Code);
3.3.5    such Member’s distributive share of Losses, and any items of expense or loss that are allocated pursuant to Sections 4.2 and 4.3 to such Member; and
3.3.6    the amount of any liabilities of such Member that are assumed by the Company or that are secured by any property contributed to the Company by such Member.
The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with the Regulations, and shall be interpreted and applied in a manner consistent with such Regulations. The Manager is authorized to make such adjustments to the Capital Accounts of the Members as the Manager shall deem reasonably necessary to comply with the Code and the Regulations.
Article 4
ALLOCATION OF PROFITS AND LOSSES
4.1    Profits and Losses. Notwithstanding the respective Membership Interests of the Members, one hundred percent (100%) of all profits and losses of the Company shall be allocated to the Initial Member. For the avoidance of doubt, the monthly payment to YMF in an amount equal to the LMA Payment shall be a guaranteed payment and not a distribution of profits and losses of the Company.

4.2    Special Allocations. The allocation of profits and losses shall be subject to the following special allocations in the order set forth below:
4.2.7    Member Minimum Gain Chargeback. If there is a net decrease in company minimum gain for any month, each Member shall be specially allocated items of income and gain for such month and year (and, if necessary, for subsequent months or years) in an amount equal to such Member’s share of the net decrease in company minimum gain during such month and year, determined in accordance with Regulations Section 1.704-2(g)(2). Allocations pursuant to the preceding sentence shall be made among the Members in proportion to the respective amounts required to be allocated to each of them pursuant to such Regulation. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f)(6). Any special allocation of items of Company income and gain pursuant to this Section 4.2.1 shall be made before any other allocation of items under this Section 4.2. This Section 4.2.1 is intended to comply with the “minimum gain chargeback” requirement in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.
4.2.8    Member Nonrecourse Debt Minimum Gain Chargeback. If there is a net decrease during a month in the Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt (which shall have the meaning set forth in Section 1.704-2(b)(4) of the Regulations), then each Member with a share of the Member Nonrecourse Debt Minimum Gain attributable to such debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of income and gain for such month and year (and, if necessary, subsequent months and years) in an amount equal to such Member’s share of the net decrease in the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the preceding sentence shall be made among the Members in proportion to the respective amounts to be allocated to each of them pursuant to such Regulation. Any special allocation of items of income and gain pursuant to this Section 4.2.2 for a month and year shall be made before any other allocation of Company items under this Section 4.2, except only for special allocations required under Section 4.2.1. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4). This Section 4.2.2 is intended to comply with the provisions of Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.
4.2.9    Qualified Income Offset. If any Member unexpectedly receives any adjustments, allocations, or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), (5), or (6) of the Regulations, items of income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate as quickly as possible, to the extent required by the Regulations, any deficit in such Member’s Adjusted Capital Account Balance (as adjusted by debiting to such Adjusted Capital Account Balance the items described in Sections 1.704-1(b)(2)(ii)(d)(4), (5), and (6) of the Regulations), such balance to be determined after all other allocations provided for under this Section 4.2 have been tentatively made as if this Section 4.2.3 were not in this Agreement.
4.2.10    Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of (i) the amount (if any) such

Member is obligated to restore pursuant to any provision of this Agreement, and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations, each such Member shall be specially allocated items of income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 4.2.4 shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Section 4.2 have been made as if Section 4.2.3 and this Section 4.2.4 were not in this Agreement.
4.2.11    Nonrecourse Deductions. Nonrecourse Deductions (which shall have the meaning set forth in Section 1.704-2(b)(1) of the Regulations and which shall be determined in accordance with Section 1.704-2(c) of the Regulations) for any Fiscal Year or other period shall be specially allocated to the Members in proportion to their Membership Interests at that time.
4.2.12    Member Nonrecourse Deductions. Member Nonrecourse Deductions (which shall have the meaning set forth in Section 1.704-2(i)(1) and which shall be determined in accordance with Section 1.704-2(i)(2) of the Regulations) for any Fiscal Year or other period shall be specially allocated, in accordance with Regulations Section 1.704-2(i)(1), to the Member or Members who bear the economic risk of loss for the Member Nonrecourse Debt (which shall have the meaning set forth in Section 1.704-2(b)(3) of the Regulations) to which such deductions are attributable.
4.2.13    Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset under Code Section 734(b) or 743(b) is required to be taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such section of the Regulations.
4.3    Curative Allocations. The allocations set forth in Sections 4.2.1 through 4.2.7 (the “Regulatory Allocations”) are intended to comply with certain requirements of Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding any other provisions of this Section 4.3 (other than the Regulatory Allocations and the next two following sentences), the Regulatory Allocations shall be taken into account in allocating other Profits, Losses, and items of income, gain, loss, and deduction among the Members so that, to the extent possible, the net amount of such allocations of other Profits, Losses, and other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred. For purposes of applying the preceding sentence, Regulatory Allocations of Nonrecourse Deductions and Member Nonrecourse Deductions shall be offset by subsequent allocations of items of income and gain pursuant to this Section 4.3 only if and to the extent that (a) the Manager determines that such Regulatory Allocations are not likely to be offset by subsequent allocations under Section 4.2.1 or Section 4.2.2, and (b) there has been a net decrease in Company Minimum Gain (in the case of allocations to offset prior Nonrecourse Deductions) or a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt (in the case of allocations to offset prior Member Nonrecourse Deductions). The Manager shall apply the provisions of this Section 4.3 and shall divide the allocations hereunder among the Members in such manner as shall minimize the economic distortions upon the distributions to the Members that might otherwise result from the Regulatory Allocations.
4.4    Allocations of Excess Nonrecourse Liabilities. For purposes of determining the Members’ proportionate shares of the “excess nonrecourse liabilities” of the Company within the meaning of Regulations Section 1.752-3(a)(3), their respective interests in Company Profits shall be in the same proportions as their respective Membership Interests.
4.5    Tax Allocations.
4.5.1    In accordance with Code Section 704(c) and the Regulations thereunder, items of income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for U.S. federal income tax purposes, be allocated by the Manager among the Members so as to take account of any variation between the adjusted tax basis of such property at the time of contribution to the Company for U.S. Federal income tax purposes and its initial gross asset value at the time of contribution using an allocation method in accordance with applicable Regulations as determined by the Manager.
4.5.2    Except as otherwise provided in this Article 4, for income tax purposes, all items of income, gain, loss, deduction, and credit of the Company for any tax period shall be allocated among the Members in accordance with the allocations of profits and losses prescribed in this Article 4.
4.5.3    The Members are aware of the income tax consequences of the allocations made by this Article 4 and hereby agree to be bound by the provisions of this Article 4 in reporting their distributive shares of the Company’s taxable income and loss for income tax purposes.
Article 5
DISTRIBUTIONS
5.1    Distributions and Guaranteed Payments. Distributions to the Members shall be made in accordance with the following priorities:
5.1.14    First, one hundred percent of the LMA Payments shall be paid to YMF as a guaranteed payment; and
5.1.15    Second, all other amounts of Distributable Cash, if any, shall be determined and distributed to the Initial Member at such times and in such amounts as may be determined by the Manager.
Article 6
BOOKS AND RECORDS

6.1    Accounting Method. The books and records of account of the Company shall be maintained in accordance with the accrual method of accounting, unless changed by the Manager.
6.2    Accounting Period. The Company’s accounting period shall begin on March 1 and end on the last day of February each year.
6.3    Records, Audits and Reports. At the expense of the Company, the Manager shall maintain proper records and accounts of all operations and expenditures of the Company.
6.4    Returns and Other Elections. The Manager shall cause the preparation and timely filing of all tax returns required to be filed by the Company pursuant to the Code and all other tax returns deemed necessary and required in each jurisdiction in which the Company does business. Copies of such returns, or pertinent information there from, shall be furnished to the Members within a reasonable time after the end of the Company’s fiscal year. All elections permitted to be made by the Company under federal or state laws shall be made by the Manager in its sole discretion.
Article 7
MANAGEMENT OF THE COMPANY
7.1    Manager Managed. The business and affairs of the Company shall be managed by the Manager. Except as otherwise specifically provided in this Agreement, the Manager shall have full and complete authority, power and discretion to make any and all decisions and to do any and all things the Manager, in its sole and absolute discretion, deems necessary or desirable in the furtherance of the Company’s business.
7.2    Number, Tenure and Qualifications; Manner of Acting. Emmis Operating Company shall be the sole Manager of the Company. The Manager shall be and act as the Manager of the Company until such time as it resigns or is removed pursuant to the affirmative vote of Members holding a majority of the Voting Units. Any increase or decrease in the number of Managers serving at any given time shall be determined pursuant to the affirmative vote of Members holding a majority of the Voting Units.
7.3    Manager’s Reliance on Professionals. In performing its duties, the Manager may, but shall not be required to, rely on advice, information, opinions, reports, financial statements, and other items prepared or given by professionals and consultants, including accountants, attorneys, brokers, salespeople, and engineers.
7.4    Resignation. The Manager may resign by providing 30 days prior written notice to the Members.
7.5    Vacancies. Any vacancy occurring in the office of Manager shall be filled pursuant to the affirmative vote of Members holding a majority of the Voting Units.
7.6    Officers. The Manager may appoint individuals as officers of the Company with such titles as the Manager may determine including the offices of President, Vice President, Treasurer and Secretary, to execute documents and act on behalf of the Company with such power and authority as the Manager may delegate to any such person. The officers, if and when appointed, shall be responsible for the day-to-day supervision of the Company’s activities.
Article 8
POWERS AND OF THE MANAGER AND INDEMNIFICATION
8.1    Powers of the Manager. Without limiting the generality or applicability of Section 7.1, and except as otherwise specifically provided in this Agreement, the business and affairs and day-to-day operations of the Company shall be managed exclusively by the Manager. The Manager shall have full and complete authority, power, and discretion to make any and all decisions and to do any and all things that the Manager shall deem to be necessary or appropriate to conduct the Company’s business.
8.2    Indemnification of Manager and Members. The Manager and Members shall not be liable to the Company or any Member for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such the Manager or Member in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Manager or Member by this Agreement, provided such actions or omissions do not constitute fraud or willful misconduct. The Company shall, solely from Company assets, indemnify and hold the Manager and the Members (and, if the Manager or Member is not an individual, any stockholder, officer, director, manager, member, partner, employee, affiliate, or other agent of the Manager or Member, but only when acting in such capacity) (collectively the “Indemnified Parties”) harmless for, from and against any claim, loss, cost, damage, liability, injury, or expense suffered or sustained by the Indemnified Parties by reason of any acts, omissions, or alleged acts or omissions, arising out of activities on behalf of the Company or in furtherance of the interests of the Company, including, but not limited to, any judgment, award, settlement, reasonable attorneys’ fees and disbursements, and other costs and expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim. The Company also shall have the power to purchase and maintain insurance on behalf of one or more Indemnified Parties against any liabilities or other matter subject to indemnification under this paragraph that may be asserted against the Indemnified Parties and incurred by the Indemnified Parties in any such capacity or arising out of its status as an Indemnified Party, whether or not the Company would have the power to indemnify the Indemnified Party against such liability under the provisions of this Section 8.2 or applicable law.
Article 9
RIGHTS AND OBLIGATIONS OF MEMBERS
9.1    Admission of New Members. A Person may be admitted as an additional or new Member only pursuant to the affirmative vote of Members holding a majority of the Voting Units and such new Member executing a counterpart to this Agreement thereby agreeing to be bound by all the terms and conditions of this Agreement. The Manager shall determine any Capital Contribution to be made by such new Member and the number and character of Units to be issued to such new member. Notwithstanding anything herein to the contrary, no issuance of any additional

Units to the existing Members or any New Member shall alter or reduce the total dollar amount of the YMF Redemption Price or the guaranteed payment to YMF set forth in Section 5.1.1 above.
9.2    Representations of Members. Each Member hereby represents and warrants to the other Members and to the Company that:
9.2.1    If such Member is a corporation, trust, partnership, limited liability company or other entity, that the officer or manager signing on its behalf has been duly authorized to execute and deliver this Agreement.
9.2.2    Such Member understands and agrees that its Units in the Company have not been registered under the Securities Act of 1933 or any similar state law regulating the offer or sale of securities and, therefore, such Units may not be transferred except in accordance with an effective registration under such act and state law, or pursuant to an available exemption therefrom;
9.2.3    Such Member acquired its Units for its own account and not with any intent towards the resale or distribution thereof;
9.2.4    Such Member has read and fully understands and agrees to be bound by all of the terms and provisions of this Agreement;
9.2.5    Such Member has had a full and complete opportunity to make inquiry of the Manager and has had all of its questions with respect to the Company, this Agreement or any other matter bearing upon such Member’s decision to invest in the Company, if any, and all such inquiries have been answered to its full and complete satisfaction; and
9.2.6    Such Member is capable of evaluating the relative merits and risks presented by an investment in the Company, and to the extent the Member has desired to do so, the Member has consulted with its own independent legal, tax and investment advisers, and has determined that the investment in the Company is suitable to the Member, both in terms of its investment objectives and in terms of its financial situation;
Article 10
MEETINGS OF MEMBERS
10.1    Meetings. Other than the special meeting called pursuant to Section 10.2, there are no required meetings of the Members.
10.2    Special Meetings. Special meetings of the Members, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Manager.
10.3    Place of Meetings. The Manager may designate any place within the U.S. as the place of meeting for any meeting of Members. If no designation is made, or if a special meeting is otherwise called, the place of meeting shall be the principal office of the Company.

10.4    Notice of Meeting. Written notice stating the place, day and hour of the meeting of Members and the purpose or purposes for which the meeting is called, shall be delivered not less than five nor more than fifty days before the date of the meeting, either personally or by certified or registered mail, by or at the direction of the Manager or other Persons entitled to call the meeting, to each Member of record. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the Member at its address as it appears on the books of the Company, with postage prepaid.
10.5    Meeting of All Members. If all of the Members shall meet at any time and place within the U.S., and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting any action of the Members may be taken.
10.6    Quorum. The holders of a majority of the Voting Units represented in person or by proxy, shall constitute a quorum at all meetings of the Members.
10.7    Manner of Acting. Except as otherwise provided elsewhere in this Agreement or required by applicable law, if a quorum is present, the affirmative vote of Members holding a majority of the Voting Units represented at the meeting on the subject matter put for vote shall be the act of the Members.
10.8    Proxies. At all meetings of Members, a Member holding Voting Units may vote in person or by proxy executed in writing by the Member or by a duly authorized attorney-in-fact.
10.9    Action by Members Without a Meeting. Action required or permitted to be taken at a meeting of Members may be taken without a meeting of Members if the action is evidenced by one or more counterparts of written consents, signed by Members holding the number Voting Units that would have been required to approve such action had an actual meeting been held. Such consents shall be delivered to the Manager for filing with the Company records.
10.10    Waiver of Notice. When any notice is required to be given to any Member, a waiver thereof in writing signed by the Person entitled to such notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice. The attendance of a Member at any meeting shall constitute a waiver of notice, waiver of objection to defective notice of such meeting, and a waiver of objection to the consideration of a particular matter at the meeting unless the Member, at the beginning of the meeting, objects to the holding of the meeting, the transaction of business at the meeting, or the consideration of a particular matter at the time it is presented at the meeting.
Article 11
RESTRICTIONS ON TRANSFER OF UNITS
11.1    No Transfer. Except as specifically provided in Section 11.2, no Member shall sell, hypothecate, pledge, assign, or otherwise transfer, directly or indirectly, with or without consideration, any of its Units (a “Transfer”), now owned or hereafter acquired, without the affirmative vote of Members holding a majority of the Voting Units, which consent may be granted or denied in the sole and absolute discretion of such Members. Following the approval of a Transfer by a vote of the Members holding a majority of the Voting Units, such Transfer may be undertaken only in compliance with applicable securities and other laws. Any sale, hypothecation, pledge, assignment or other transfer or attempt to do any of the foregoing without the affirmative vote required under this Section 11.1 will be null and void.
11.2    Permitted Transfers. Notwithstanding anything to the contrary in this Agreement, a Member may make a permitted transfer of all, but not less than all, of its Units (a “Permitted Transfer”) in the following instances:
11.2.1    Controlled Affiliate. A Member may Transfer its Units to an Affiliate of the Member which is, and remains through the period of time the Membership Interest is owned by such Affiliate, under the complete control of such transferring Member (a “Controlled Affiliate”). Such right to make a Permitted Transfer to a Controlled Affiliate shall be subject to the Company’s right to condition such transfer upon a review of the governing documents of the Controlled Affiliate by counsel for the Company and the determination of such counsel that the governing documents of the Controlled Affiliate satisfies the foregoing requirements, and provided that such transferee shall be bound by all of the terms and conditions hereof. Any subsequent amendment of the governing documents of the Controlled Affiliate or other change of control over the Controlled Affiliate shall be deemed a new transfer that is subject to this Section 11.2.1.
11.2.2    YMF Affiliate. YMF may transfer all or any of its Units to any current member of YMF or to an Affiliate of such member, or to any current warrant holder of YMF or an Affiliate of such warrant holder, provided that such transferee shall be bound by all of the terms and conditions hereof, and shall, at the request of Manager, execute any agreements, certificates, or other documents requested by Manager to reflect such undertakings.
11.2.3    Financing Pledge. A Member may pledge its Units in connection with a financing from an institutional lender provided that no such Transfer or any remedy of such lender shall disturb, alter or reduce: the total dollar amount or timing of payment of the YMF Redemption Price; the guaranteed payment to YMF set forth in Section 5.1.1; or the ability of the Company to exercise the YMF Redemption.
Article 12
SALE OF THE COMPANY
12.1    Sale of the Company.
12.1.4    YMF Redemption. In connection with the Second Closing, YMF hereby irrevocably covenants and agrees to sell all of its Units to the Company, and the Initial Member hereby irrevocably covenants and agrees to cause the Company to redeem all of YMF’s Units, on the date of the Second Closing for an amount equal to the YMF Redemption Price (the “YMF Redemption”).
12.1.5    Voluntary Sale.

12.1.5.1    Voluntary Sale. The Manager may conduct a sale of all or substantially all of the assets or Units of the Company at any time, including prior to the Second Closing, upon the affirmative vote of Members holding a majority of the Voting Units (a “Voluntary Sale”). The Manager shall keep the Members reasonably informed with respect to the sale process.
12.1.5.2    If the Voluntary Sale is structured as (i) a merger or consolidation, each Member will waive any dissenter’s rights, appraisal rights or similar rights in connection with such merger or consolidation, or (ii) sale of Units (including by recapitalization, consolidation, reorganization, combination or otherwise), each Member will agree to sell all of its Units and rights to acquire Units, provided that YMF shall only be required to make representations (and have corresponding indemnification obligations) relating to title, authority, and consents. Each holder of Units shall, subject to the qualifications set forth in the previous sentence, be obligated to join, severally and not jointly, on a pro-rata basis in any indemnification or other obligations that the sellers of Units are required to by law provide in connection with the Voluntary Sale (other than any such obligations that relate solely to a particular Member, such as indemnification with respect to representations and warranties given by a Member regarding such Member’s title to and ownership of Units being sold, in respect of which only such Member shall be liable); provided, that no Member shall be obligated in connection with such indemnification or other obligations with respect to any amount in excess of the consideration received by such Member in connection with such transfer. Each Member will take all required actions in connection with the consummation of the Voluntary Sale as reasonably requested by the Manager.
12.1.6    Voluntary Sale Expenses. The Company shall bear the expenses of the Voluntary Sale, including brokers fees and attorneys fees and expenses; provided that each Member will bear its pro-rata share (based upon the number of Units sold by such Member in relation to the number of Units sold by all Members in such Voluntary Sale) of the out-of-pocket costs of any sale of Units pursuant to a Voluntary Sale which are borne by a Member to the extent such costs are incurred for the benefit of all holders of Units and are not otherwise paid by the Company or the acquiring party. Costs incurred by Members on their own behalf will not be considered costs of the transaction hereunder.
12.1.7    Voluntary Sale Proceeds. Following payment of any expense associated with the Voluntary Sale, the remaining proceeds shall be distributed in accordance with Section 13.3 below.
12.1.8    Attorney-in-Fact. In connection with a Voluntary Sale, each Member hereby appoints the Manager as its true and lawful proxy and attorney-in-fact, with full power of substitution, to conduct the Voluntary Sale and to transfer such Units pursuant to the terms of such Voluntary Sale and to execute any purchase agreement and other documentation required to consummate such Voluntary Sale consistent with Section 12.1. Each Member agrees to execute and deliver any other documentation reasonably required to consummate the Voluntary Sale consistent with Section 12.1. The powers granted in this paragraph shall be deemed to be coupled with an interest, shall be irrevocable and shall survive death, incompetency or dissolution of any such Member.
12.1.9    [Intentionally Omitted]

12.1.10    Continuation of LMA Payments. The obligation of the Company to pay an amount equal to the LMA Payment to YMF shall continue, notwithstanding any Voluntary Sale until all LMA Payments under the LMA have been made. Any Voluntary Sale shall require as a condition to such sale that the Buyer assume the obligation to make such payments to YMF.
Article 13
DISSOLUTION AND TERMINATION
13.1    Dissolution. The Company shall be dissolved upon the occurrence of any of the following events (“Liquidating Events”):
13.1.1    A Voluntary Sale;
13.1.2    The affirmative vote of Members holding a majority of the Voting Units; or
13.1.3    The entry of a decree of dissolution against the Company in accordance with the Act.
13.2    Effect of Dissolution. Upon the occurrence of the Liquidating Event, the Company shall cease to carry on its business, except insofar as may be necessary for the winding up of its business, but its separate existence shall continue until Articles of Dissolution have been filed with the Indiana Secretary of State or until a decree terminating the Company has been entered by a court of competent jurisdiction.
13.3    Winding Up. Upon the occurrence of a Liquidating Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members. No Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company’s business and affairs. The Manager shall be responsible for overseeing the winding up and dissolution of the Company and shall take full account of the Company’s liabilities and property, and the Company property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds there from, to the extent sufficient therefore, shall be applied and distributed in the following order:
13.3.1    First, to the payment and discharge of all of the Company’s Expenses, debts and liabilities to creditors other than the Members;
13.3.2    Second, to YMF in the amount of the YMF Redemption Price and any remaining LMA Payments as referenced in Section 12.1.7; and
13.3.3    Third, to the Initial Member.
13.4    Compliance With Timing Requirements of Regulations. In the event the Company is “liquidated” within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations, distributions shall be made pursuant to this Article 13 to the Members who have positive Capital Accounts in compliance with Section 1.704-1(b)(2)(ii)(b)(2) of the Regulations. If any Member

has a deficit balance in such Member’s Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Member shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever.
13.5    Articles of Dissolution. When all debts, liabilities and obligations have been paid and discharged or adequate provision has been made therefore and all of the remaining property and assets have been distributed to the Members, Articles of Dissolution shall be executed by the Manager and shall be in the form required by the Act.
13.6    Filing of Articles of Dissolution. The Articles of Dissolution shall be delivered to the Indiana Secretary of State. Upon the filing of the Articles of Dissolution, the existence of the Company shall cease, except for the purpose of suits, other proceedings and appropriate action as provided in the Act. The Manager (or if there is no Manager, such other person as is elected by the Members) shall thereafter be trustee for the Members and creditors of the Company and as such shall have authority to distribute any Company property discovered after termination, and take such other action as may be necessary on behalf of and in the name of the Company.
13.7    Manager’s Responsibility. Upon dissolution, each Member shall look solely to the assets of the Company for the return of its Capital Contribution. If the Company property remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return the cash contribution of each Member, such Member shall have no recourse against the Manager or any other Member under this Agreement. The winding up of the affairs of the Company and the distribution of its assets shall be conducted exclusively by the Manager, who is hereby authorized to take all actions necessary to accomplish such distribution, including, without limitation, selling any Company assets the Manager deems necessary or appropriate to sell. In the event of removal or resignation of the Manager and the failure to appoint a new Manager, the winding up of the affairs of the Company and the distribution of its assets shall be conducted by such Persons as may be selected pursuant to the affirmative vote of Members holding a majority of the Voting Units, which Persons are authorized to do any and all acts and things authorized by law for these purposes.
Article 14
MISCELLANEOUS PROVISIONS
14.1    Successors. This Agreement shall be binding upon, and inure to the benefit of, all parties hereto, their personal and legal representatives, guardians, successors, and assigns to the extent, but only to the extent, that assignment is provided for in accordance with, and permitted by, the provisions of this Agreement.
14.2    No Limit on Personal and Business Activities. Nothing contained in this Agreement shall be construed to limit in any manner the Members, the Manager, or their respective Affiliates, agents, servants, and employees, in carrying out their own respective businesses or activities, including, without limitation, current and prospective businesses and activities in the same line of business as the Company which may be, or could be in the future, in competition with the Company. Furthermore, nothing contained in this Agreement shall be construed to require any Manager, Member, or Affiliate of a Manager or Member to share in, or be noticed of, any other party’s business activities or opportunities.
14.3    Further Assurances. The Members and the Company agree that they and each of them will take whatever action or actions are deemed by counsel to the Company to be reasonably necessary or desirable from time to time to effectuate the provisions or intent of this Agreement, and to that end the Members and the Company agree that they will execute, acknowledge, and deliver any further instruments or documents that may be necessary to give force and effect to this Agreement or any of the provisions hereof, or to carry out the intent of this Agreement, or any of the provisions of this Agreement.
14.4    Execution of Additional Instruments. Each Member hereby agrees to execute and deliver to the Manager within 5 days after receipt of the Manager’s written request therefore, such other and further statements of interest and holdings, designations, powers of attorney and other instruments as the Manager deems necessary to comply with any laws, rules or regulations.
14.5    Title to Company Properties. Title to all Company assets shall be held in the name of the Company or a subsidiary.
14.6    Membership Interests. Each of the Members and any substituted or additional Members admitted hereby covenant, acknowledge and agree that all Membership Interests in the Company shall for all purposes be deemed personal and shall not be deemed realty or any individual interest in any asset or real property owned by the Company.
14.7    Notice. All notices, demands and other communications to be given pursuant to this Agreement shall be in writing, and shall be deemed to have been given after:
14.7.1    personal delivery, whether by hand-delivery or courier service;
14.7.2    One (1) Business Day from the transmission by fax; or
14.7.3    Three (3) Business Days from deposit in United States mail, registered or certified mail, return receipt requested and postage prepaid to the last known address of the party to whom notice is being given.
14.8    Governing Law. This Agreement shall be governed and construed in accordance with the internal substantive laws of the State of Indiana (without reference to choice of law principles). The Members hereby irrevocably submit to the process, jurisdiction, and venue of the courts of the State of Indiana, and to the process, jurisdiction and venue of the United States District Courts located in the State of Indiana, for purposes of suit, action or other proceedings arising out of or relating to this Agreement. Without limiting the generality of the foregoing the Members hereby waive and agree not to assert by way of motion, defense or otherwise in any such suit, action or proceeding any claim that any such Member is not personally subject to the jurisdiction of the above-named courts, that suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.

14.9    Waiver of Action for Partition. Each Member irrevocably waives any right that it may have to maintain any action for partition with respect to the property of the Company.
14.10    Not for Benefit of Creditors. The provisions of this Agreement are intended only for the regulation of relations among Members, the Manager and the Company. This Agreement is not intended for the benefit of non-Member creditors and does not grant any rights to or confer any benefits on non-Member creditors or any other Person who is not a Member or Manager.
14.11    Amendments. Amendments to this Agreement that: (a) are of an inconsequential nature and do not affect the rights of the Members in any material respect; or (b) are in the opinion of counsel to the Company necessary to maintain the status of the Company as a partnership for U.S. federal income tax purposes, may be made by the Manager through the use of the Powers of Attorney provided for in Section 14.12. Any amendments made pursuant to part (b) of this Section 14.12 shall be deemed effective as of the date of this Agreement unless otherwise specified in such amendment. Copies of any amendments not requiring the Member’s approval shall be sent to the Members. For all amendments other than those permitted by the first sentence of this Section 14.11, the Manager shall submit to the Members any such proposed amendment together with the recommendation of the Manager as to its adoption. A decision by the Members on an amendment to this Agreement shall be made within 30 days thereof unless otherwise extended by applicable laws and/or regulations. A proposed amendment shall become effective at such time as it has been approved by the Members. Notwithstanding anything to the contrary herein, this Agreement may not be amended in a manner to reduce, alter or eliminate the rights or obligations of the parties with respect to the YMF Redemption, the amount of the YMF Redemption Price or the obligation to pay the LMA Payment to YMF as a guaranteed payment, without the written consent of YMF.
14.12    Power of Attorney. By execution of this Agreement on the signature page hereto, each Member appoints the Manager and its designees as such Member’s attorney-in-fact for purposes of executing any documents on behalf of the Member pursuant to the terms and conditions of this Agreement, including, without limitation, pursuant to Section 14.11.  This is a power coupled with an interest, and the authority hereby conferred is and shall be irrevocable and shall remain in full force and effect until renounced by the Company.
14.13    Schedule of Members. The Manager shall, from time to time, prepare and distribute to the Members an amended Schedule A setting forth each Member’s name, Membership Interest, as may be adjusted from time to time, and Voting Interest, as may be adjusted from time to time.
14.14    Incorporation of Recitals and Exhibits. The parties hereto acknowledge the accuracy of the recitals and exhibits referenced in this Agreement are incorporated into, and constitute part of, this Agreement.
14.15    Merger. All prior and contemporaneous agreements, statements, and understandings with respect to the subject matter of this Agreement, if any, among the parties hereto, or their agents, are merged into this Agreement, and this Agreement shall constitute the entire agreement among the parties.

14.16    Severability. If any term or provision of this Agreement shall, to any extent, be determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, but such term or provision shall be reduced or otherwise modified by such court or authority only to the minimum extent necessary to make it valid and enforceable, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. If any term or provision cannot be reduced or modified to make it reasonable and permit its enforcement, it shall be severed from this Agreement and the remaining terms shall be interpreted in such a way as to give maximum validity and enforceability to this Agreement. It is the intention of the parties hereto that if any provision of this Agreement is capable of two constructions, one of which would render the provision void and the other of which would render the provision valid, then the provision shall have the meaning that renders it valid.
14.17    Waivers. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.
14.18    Representation by Counsel. Each of the parties has been represented by or has had the opportunity to be represented by legal counsel of its own choice. This Agreement has been negotiated among the parties, and if there is any ambiguity, no presumption construing the Agreement against any party shall be imposed because this Agreement was prepared by counsel for a particular party.
14.19    Company’s Legal Counsel. The Manager may employ such legal services as are necessary or desirable to conduct the business of the Company.
14.20    Attorneys’ Fees. If any proceeding is commenced by any Member against any other Member that arises out of, or relates to, this Agreement, then the prevailing Member in such proceeding shall be entitled to recover reasonable attorneys’ fees and costs.
14.21    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute a single instrument. Fax and PDF copies of the executed signature pages of this Agreement shall be effective and binding upon the parties as if such signatures were original signatures.
Article 15
DEFINED TERMS
Throughout this Agreement, unless the context otherwise requires, the following word or words shall have the meanings specified below. Capitalized terms not otherwise defined herein shall have their respective meanings as set forth in the Purchase Agreement (defined below):
“Act” shall mean the Indiana Business Flexibility Act, I.C. 23-18, as amended from time to time.

“Adjusted Capital Account Balance” shall mean, with respect to any Member, the balance of such Member’s Capital Account as of the end of the relevant Fiscal Year adjusted by crediting to such Capital Account any amounts which such Member is obligated to restore pursuant to this Agreement or as determined pursuant to Regulations Section 1.704-1(b)(2)(ii)(c), or is deemed to be obligated to restore pursuant to the penultimate sentence of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5).
“Agreement” shall mean this Operating Agreement.
“Articles of Organization” shall mean the Articles of Organization filed with the Indiana Secretary of State for the purpose of forming the Company, as the same may be amended from time to time.
“Business Day” shall mean a day other than a Saturday, Sunday or a day observed as a legal holiday by the United States government or the State of Indiana.
“Buyer” means Emmis.
“Capital Account” shall have the meaning assigned to such term in Section 3.3.
“Capital Contributions” shall have the meaning set forth in Section 3.1.
“Code” shall mean the Internal Revenue Code of 1986, as amended.
“Company” shall have the meaning set forth in the introductory paragraph of this Agreement.
“Company Expenses” shall include all costs and expenses incurred in accordance with the provisions hereof with respect to the organization and operations of the Company. Company Expenses shall not include any salaries, benefits, or other compensation paid to employees, if any, of the Manager. The Manager shall be reimbursed for any expenses, fees, taxes or other costs directly attributable to the Company.
“Controlled Affiliate” shall have the meaning set forth in Section 11.2.
“Distributable Cash” shall mean the excess, if any, of (a) all receipts, revenues, gains, income, or other amounts received by the Company, other than payments under Section 4 of the LMA, over (b) the sum of (i) all Company Expenses and costs of the Company including, but not limited to, capital costs, improvements, replacements and all other Company Expenses; (ii) all administrative expenses, or organizational expenses of the Company; (iii) reasonable reserves, including, without limitation, reasonable loss reserves, contingencies, impairments to the value of Company assets and anticipated obligations, each as reasonably determined by the Manager. Distributable Cash shall not include the proceeds of capital events such as the sale of the Company or substantially all of its assets.
“Emmis” means Emmis Radio LLC, an Indiana limited liability company.

“Fiscal Year” shall mean each twelve-month period ending on the last day of February each year.
“Indemnified Parties” shall have the meaning set forth in Section 8.4.
“Initial Member” shall mean Emmis Operating Company, an Indiana corporation.
“License Subsidiary” shall mean WBLS-WLIB Licensee LLC, a wholly owned subsidiary of WBLS-WLIB LLC.
“Liquidating Events” shall have the meaning set forth in Section 13.1.
“LMA” shall mean that certain Local Programming and Marketing Agreement dated as of February 11, 2014 initially entered into between YMF and YMF Licensee, collectively, as Licensee, and Emmis, as Programmer, which has been assigned by YMF and YMF Licensee to the Company.
“LMA Payment” means, in respect of periods during the term of the LMA, the payment to the Company monthly in arrears (without duplication of payments made by Emmis to YMF and YMF Licensee under the LMA): (a) until the period ending on the date hereof, the sum of One Million Two Hundred Seventy-Five Thousand Dollars ($1,275,000), and (b) thereafter, the sum of Seven Hundred Thirty-Nine Thousand Five Hundred Dollars ($739,500), each prorated for any partial month, with the first payment due on the 75th day after the LMA Commencement Date or the next business day if such day is not a business day, and succeeding monthly payments due on the same calendar day each month thereafter, provided, however, that all LMA payments due to YMF under this paragraph which would otherwise be due and payable after the Second Closing Date shall be accelerated and paid at the Second Closing, and to the extent applicable, netted as set forth in the Purchase Agreement.
“Manager” shall mean Emmis Operating Company, an Indiana corporation, and any successors or additional Persons appointed pursuant to the terms of this Agreement.
“Member” shall mean each of the Persons who executes this Agreement, and any other Person or Persons who may subsequently be designated as a Member of the Company pursuant to the terms of this Agreement. A summary of the Members is set forth on the attached Schedule A.
“Membership Interest” shall mean the proportion, expressed as a percentage, that the Units of a Members bears to all Units of he Company which are issued and outstanding, and includes the right of such Member to any and all benefits to which a Member may be entitled under the Act and pursuant to this Agreement, together with the obligations of such Member to comply with all the terms and provisions of this Agreement and with the requirements of the Act.
“Net Asset Value”
(a)    The net asset value shall be determined on the accrual basis of accounting in accordance with U.S. generally accepted accounting principles consistently applied, except as to organizational costs which the Manager may direct to be amortized over a period of time.

(b)    The calculation of the fair value of any investment or asset of the Company shall be determined by the Manager. In valuing the Company’s assets, the Manager may, but is not obligated to, obtain and rely on information obtained from any source or sources reasonably believed to be accurate in determining the value of the investment or asset. All valuations made by the Manager shall be final, conclusive and binding on the Members, their successors and assigns.
(c)    In addition to the liabilities of the Company, in calculating the Net Asset Value there shall be deducted from the assets of the Company estimated expenses for accounting, legal, and other administrative services (whether performed therein or to be performed thereafter) and such reserves for contingent liabilities of the Company, including estimated expenses, if any in connection therewith, as the Manager shall determine.
(d)    With respect to any asset contributed by a Member to the Company’s capital or distributed by the Company to any Member, the amount by which the fair market value of such asset, as reasonably determined by the Manager in accordance with this Agreement at the time of such contribution or distribution, exceeds the total monetary obligations then secured by such asset or otherwise assumed by the transferee at the time of such contribution or distribution shall be the Net Asset Value for such contribution or distribution. In the case of contributed services, if any, the Net Asset Value shall be equal to the value thereof as reasonably determined by the Manager at the time of the contribution.
“Non-Voting Unit” means a Unit of the Company, which does not entitle the holder thereof to vote on any matters requiring a vote of the Members.
“Permitted Transfers” shall have the meaning set forth in Section 11.2.
“Person” or “Persons” shall mean individuals, partnerships, corporations, limited liability companies, unincorporated associations, trusts, estates and any other type of entity.
“Purchase Agreement” shall mean that certain Purchase and Sale Agreement dated February 11, 2014, among Emmis as buyer, and YMF and YMF Licensee, collectively, as seller, and YMF Media LLC, as guarantor.
“Regulations” shall mean the Regulations promulgated by the United States Treasury in interpreting the Code.
“Regulatory Allocations” shall have the meaning set forth in Section 4.3.
“Transfer” shall have the meaning set forth in Section 11.1.
“Unit” means a unit of Membership Interest owned by a Member in its capacity as a Member, which shall be denominated in either Voting Units or Non-Voting Units. All Membership Interests issued to Members shall be denominated in Units. The number of Units and the applicable class and characteristics of such Units owned by each Member shall be as set forth on Schedule A attached hereto.

“Voting Unit” means a Unit of the Company, entitling the holder thereof to one vote on all matters requiring a vote of the Members.
“Voting Interest” shall mean, with respect to a Member, the proportion, expressed as a percentage, that the Voting Units of a Member bears to all Voting Units of he Company which are issued and outstanding.
“YMF” means YMF Media New York LLC.
“YMF Licensee” means YMF Media New York Licensee LLC.
“YMF Redemption Price” means that portion of the Purchase Price (as defined in the Purchase Agreement) required to be paid on the Second Closing Date, subject to increase or reduction on account of any amounts owed (but not paid) to YMF or Buyer, respectively, under the indemnification provisions of the Purchase Agreement.
[SIGNATURE PAGE FOLLOWS]

SIGNATURE PAGE TO
OPERATING AGREEMENT OF WBLS-WLIB LLC
IN WITNESS WHEREOF, the undersigned have executed this Operating Agreement of WBLS-WLIB LLC as of the date first set forth above.
INITIAL MEMBER:    EMMIS OPERATING COMPANY

    By:    ____________________________
    Name:
    Title:
MANAGER:    EMMIS RADIO LLC

    By:    ____________________________
    Name:
    Title:

YMF:    YMF MEDIA NEW YORK LLC

    By:    ____________________________
    Name:
    Title:

YMF LICENSEE:    YMF MEDIA NEW YORK LICENSEE LLC

    By:    ____________________________
    Name:
    Title:

SCHEDULE A
SCHEDULE OF MEMBERS

Member’s Name	Voting Units Owned	Non-voting Units Owned	Total Units Owned	Membership Interest	Voting Interest
Emmis Radio LLC	501	0	501	50.1%	100%
YMF Media New York LLC	0	499	499	49.9%	0%